Exhibit 99.1
PRESS RELEASE

Financial Contact:	Media Contact:
Kellie S. Pruitt	Robert Milligan
Chief Financial Officer	Senior Vice President of Corporate Finance
Healthcare Trust of America, Inc.	Healthcare Trust of America, Inc.
480-258-6637	480-998-3478
kelliepruitt@htareit.com	robertmilligan@htareit.com
HEALTHCARE TRUST OF AMERICA, INC. REPORTS 23.1% INCREASE IN NORMALIZED FFO PER SHARE AND 3.4% SAME-PROPERTY GROWTH
Scottsdale, Arizona (May 7, 2013) — Healthcare Trust of America, Inc. (NYSE: HTA) (“HTA”) announced results for the quarter ended March 31, 2013.
Normalized FFO increased 23.1% to $0.16 per diluted share as compared to Q1 2012, driven by acquisitions and same-property growth. Same-property growth was 3.4%, which resulted primarily from high tenant retention, annual rent increases and the continued focus on reducing operating expenses. During the quarter, HTA completed $88.5 million of on-campus acquisitions funded entirely with net proceeds from the equity ATM program. In addition, HTA executed its debut public debt issuance with a $300.0 million unsecured bond priced at a coupon of 3.70% per annum.
First Quarter 2013 Highlights
Operating

•	Normalized FFO: $0.16 per diluted share, or $34.2 million, an increase of $0.03 per diluted share, or 23.1%, compared to Q1 2012.

•	Normalized FAD: $0.14 per diluted share, or $31.5 million, an increase of $0.02 per diluted share, or 16.7%, compared to Q1 2012.

•	Same-Property Cash NOI: $44.5 million, an increase of $1.4 million, or 3.4%, compared to Q1 2012.

•	Rental Income: $75.8 million, an increase of $6.4 million, or 9.3%, compared to Q1 2012.

•	NOI: $52.9 million, an increase of $4.4 million, or 9.0%, compared to Q1 2012.
Portfolio

•
Acquisitions: During the quarter, HTA acquired $88.5 million of high quality, on-campus medical office buildings, or MOBs, totaling approximately 254,000 square feet. This includes a MOB in Dallas, Texas that was acquired for $48.7 million (100% leased and approximately 130,000 square feet) and a MOB in Bryan - College Station, Texas that was acquired for $39.8 million (100% leased and approximately 124,000 square feet).

•
In-house Property Management: During the quarter, HTA transitioned 2.4 million square feet of gross leasable area, or GLA, to its in-house property management and leasing platform. As of the end of the quarter, HTA had approximately 87% of its GLA managed internally, an increase from 70% at December 31, 2012.

•
Leasing: During the quarter, HTA entered into new or renewal leases on approximately 434,000 square feet of GLA, or approximately 3.4% of its portfolio. Tenant retention for the quarter was approximately 85% by GLA.

•	Occupancy: At the end of the quarter, the occupancy rate of HTA’s portfolio was 90.9% by GLA.

•	Portfolio: As of March 31, 2013, HTA’s portfolio located in 27 states totaled 12.8 million square feet of GLA, and 96% of HTA’s GLA was on-campus or aligned with leading healthcare systems.
Balance Sheet and Liquidity

•	Launched $250 million Equity ATM program: HTA issued approximately $107.1 million of common stock through the equity ATM program, at an average price of $11.51 per share.

•
Executed on Debut Bond Issuance: HTA issued and sold $300.0 million of 10-year senior unsecured notes at an interest rate of 3.70% per annum. Net proceeds from the equity and bond issuances were used to repay the $125.5 million secured real estate term loan, the $72.0 million that was outstanding on the unsecured revolving credit facility as of December 31, 2012 and to fund current year acquisitions.

•
MSCI US REIT Index (RMZ) Rebalance: In March 2013, HTA’s weighting in the MSCI US REIT Index (RMZ) increased as a result of the conversion of 57.3 million shares of Class B-1 common stock to Class A common stock in December 2012.

•	Credit Rating: In March 2013, Moody’s upgraded its outlook on HTA to positive and reaffirmed its investment grade rating on HTA of Baa3.

•	Increased Liquidity: HTA expanded the unsecured revolving credit facility from $575.0 million to $650.0 million.

•
Balance Sheet: As of March 31, 2013, HTA had total liquidity of $771.0 million, including $650.0 million of availability on its unsecured revolving credit facility and $121.0 million of cash and cash equivalents. Total debt to total capitalization was 30.1%.

Financial Results
Normalized FFO and FFO
Normalized Funds from Operations, or Normalized FFO, was $0.16 per diluted share, or $34.2 million, for the three months ended March 31, 2013, compared to $0.13 per diluted share, or $29.9 million, for the three months ended March 31, 2012.
FFO was $0.14 per diluted share, or $29.9 million, for the three months ended March 31, 2013, compared to $0.12 per diluted share, or $27.0 million, for the three months ended March 31, 2012.
Normalized FAD
Normalized Funds Available for Distribution, or Normalized FAD, was $0.14 per diluted share, or $31.5 million, for the three months ended March 31, 2013, an increase of 16.7% from $0.12 per diluted share, or $27.8 million, for the three months ended March 31, 2012. The first quarter payout ratio was approximately 100% of Normalized FAD.
Rental Income
Rental income increased 9.3% to $75.8 million for the three months ended March 31, 2013, compared to $69.4 million for the three months ended March 31, 2012. This increase in rental income was primarily driven by $169.3 million of completed MOB acquisitions since March 31, 2012 and same-property portfolio growth.
NOI
Net Operating Income, or NOI, was $52.9 million for the three months ended March 31, 2013, compared to $48.5 million for the three months ended March 31, 2012.
Same-Property Cash NOI
Same-Property Cash NOI increased 3.4% to $44.5 million for the three months ended March 31, 2013, compared to $43.1 million for the three months ended March 31, 2012.
General and Administrative Expenses
General and administrative expenses were $6.4 million for the three months ended March 31, 2013, compared to $6.0 million for the three months ended March 31, 2012. This increase was primarily due to the transition of property management and leasing to HTA’s in-house asset management platform.
Interest Expense and Change in the Fair Value of Derivative Financial Instruments
Interest expense and change in the fair value of derivative financial instruments for the three months ended March 31, 2013 was $10.9 million, which included $12.5 million of interest expense related to debt and interest rate swaps, which was partially offset by a $1.6 million gain on the change in the fair value of HTA’s derivative financial instruments. During the quarter, HTA paid off the $125.5 million secured real estate term loan.
HTA ended the quarter with a weighted average borrowing cost of 4.19% per annum, inclusive of interest rate swaps. The weighted average remaining term of the debt portfolio increased to 5.9 years from 4.3 years at December 31, 2012.
Net Income or Loss
Net income for the three months ended March 31, 2013 was $1.4 million, compared to a net loss of $0.3 million for the three months ended March 31, 2012.
Balance Sheet
As of March 31, 2013, HTA had total assets of $2.6 billion, cash and cash equivalents of $121.0 million, and $650.0 million available on its unsecured revolving credit facility. The leverage ratio of total debt to total capitalization was 30.1%.

Occupancy & Tenant Retention
The occupancy rate of HTA’s portfolio, including month-to-month leases and leases that have been executed, but which have not yet commenced, was 90.9% by GLA. Tenant retention for the quarter was approximately 85% by GLA.
Credit Rated Tenants
Investment grade rated tenants as a percent of annualized base rent was approximately 42% as of March 31, 2013 and approximately 58% of HTA’s annualized base rent is derived from tenants that have (or whose parent companies have) a credit rating from a nationally recognized rating agency.
In-House Property Management Platform
During the three months ended March 31, 2013, HTA transitioned 2.4 million square feet of GLA to its in-house property management and leasing platform. At the end of the quarter, HTA had approximately 87% of its current GLA managed internally.
Funds from Operations, Normalized Funds from Operations and Funds Available for Distribution
HTA defines FFO, a non-GAAP measure, as net income or loss attributable to controlling interest computed in accordance with GAAP, excluding gains or losses from sales of property and impairment write downs of depreciable assets, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. HTA presents FFO because it considers it an important supplemental measure of its operating performance and believes it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many which present FFO when reporting their results. FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO excludes depreciation and amortization unique to real estate, gains and losses from property dispositions and extraordinary items, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from net income or loss attributable to controlling interest. FFO should not be considered as an alternative to net income or loss attributable to controlling interest (computed in accordance with GAAP) as an indicator of our financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of our liquidity, nor is it indicative of funds available to fund HTA’s cash needs, including its ability to make distributions. FFO should be reviewed in connection with other GAAP measurements.
Changes in the accounting and reporting rules under GAAP have prompted a significant increase in the amount of non-operating items included in FFO, as defined. Therefore, HTA uses Normalized FFO, which excludes from FFO acquisition-related expenses, listing expenses, net change in fair value of derivative financial instruments, noncontrolling income from operating partnership units included in diluted shares, acceleration of deferred financing costs, escrow settlement revenue and other normalizing items, to further evaluate how its portfolio might perform after its acquisition stage is complete and the sustainability of its distributions in the future. However, HTA’s use of the term Normalized FFO may not be comparable to that of other real estate companies as they may have different methodologies for computing this amount. Normalized FFO should not be considered as an alternative to net income or loss attributable controlling interest (computed in accordance with GAAP) as an indicator of HTA’s financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of HTA’s liquidity, nor is it indicative of funds available to fund HTA’s cash needs, including its ability to make distributions. Normalized FFO should be reviewed in connection with other GAAP measurements.
HTA defines Normalized FAD, a non-GAAP measure, which excludes from Normalized FFO other income, non-cash compensation expense, straight-line rent adjustments, amortization of acquired below and above market leases, deferred revenue - tenant improvement related, amortization of deferred financing costs and recurring capital expenditures, tenant improvements and leasing commissions. HTA believes Normalized FAD provides a meaningful supplemental measure of its ability to fund its ongoing distributions. In order to understand and analyze HTA’s liquidity, Normalized FAD should be compared with cash flow (computed in accordance with GAAP). Normalized FAD should not be considered as an alternative to net income or loss attributable to controlling interest (computed in accordance with GAAP) as an indicator of HTA’s financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of HTA’s liquidity. Normalized FAD should be reviewed in connection with other GAAP measurements.

The following is the reconciliation of FFO, Normalized FFO and Normalized FAD to net income or loss attributable to controlling interest for the three months ended March 31, 2013 and 2012 (amounts in thousands, except per share amounts):

	Three Months Ended March 31,
	2013	2012
Net income (loss) attributable to controlling interest	$1,351	$(315)
Depreciation and amortization expense (including amounts in discontinued operations)	28,561	27,357
FFO	$29,912	$27,042
FFO per share - basic	$0.14	$0.12
FFO per share - diluted	$0.14	$0.12
Acquisition-related expenses	1,025	2,321
Listing expenses	4,405	—
Net change in fair value of derivative financial instruments	(1,606)	508
Noncontrolling income from operating partnership units included in diluted shares	8	5
Acceleration of deferred financing costs	435	415
Escrow settlement revenue	—	(350)
Other normalizing items	(29)	—
Normalized FFO	$34,150	$29,941
Normalized FFO per share - basic	$0.16	$0.13
Normalized FFO per share - diluted	$0.16	$0.13

Normalized FFO	$34,150	$29,941
Other income	(8)	(27)
Non-cash compensation expense	565	1,002
Straight-line rent adjustments, net	(1,738)	(2,445)
Amortization of acquired below and above market leases, net	550	596
Deferred revenue - tenant improvement related	(131)	(160)
Amortization of deferred financing costs	814	693
Recurring capital expenditures, tenant improvements and leasing commissions	(2,658)	(1,757)
Normalized FAD	$31,544	$27,843
Normalized FAD per share - basic	$0.15	$0.12
Normalized FAD per share - diluted	$0.14	$0.12
Weighted average number of shares outstanding:
Basic	217,103	228,881
Diluted	218,904	229,607
Net Operating Income, Cash Net Operating Income and Same-Property Cash Net Operating Income
NOI is a non-GAAP financial measure that is defined as net income or loss, computed in accordance with GAAP, generated from HTA’s total portfolio of properties before general and administrative expenses, acquisition-related expenses, depreciation and amortization expense, listing expenses, non-traded REIT expenses, interest expense and net change in the fair value of derivative financial instruments, and other income. HTA believes that NOI provides an accurate measure of the operating performance of its operating assets because NOI excludes certain items that are not associated with management of the properties. Additionally, HTA believes that NOI is a widely accepted measure of comparative operating performance in the real estate community. However, HTA’s use of the term NOI may not be comparable to that of other real estate companies as they may have different methodologies for computing this amount.
Cash NOI is a non-GAAP financial measure which excludes from NOI straight-line rent adjustments, amortization of acquired below and above market leases and other non-cash and normalizing items. Other non-cash and normalizing items include items such as the amortization of lease inducements, lease termination fees and tenant improvements reimbursements. HTA believes that Cash NOI provides an accurate measure of the operating performance of its operating assets because it excludes certain items that are not associated with management of the properties. Additionally, HTA believes that Cash NOI is a widely accepted measure of comparative operating performance in the real estate community. However, HTA’s use of the term Cash NOI may not be comparable to that of other real estate companies as such other companies may have different methodologies for computing this amount.

To facilitate the comparison of Cash NOI between periods, HTA calculates comparable amounts for a subset of its owned properties referred to as “same-property.” Same-property amounts are calculated as the amounts attributable to all properties which have been owned and operated by HTA during the entire span of all periods reported, excluding properties held for sale. Therefore, any properties acquired after the first day of the earlier comparison period and any mortgage notes receivable interest income are excluded from same properties.
The following is the reconciliation of NOI, Cash NOI and Same-Property Cash NOI to net income or loss for the three months ended March 31, 2013 and 2012 (amounts in thousands):

	Three Months Ended March 31,
	2013	2012
Net income (loss)	$1,384	$(307)
General and administrative expenses	6,448	6,007
Non-traded REIT expenses	—	2,143
Acquisition-related expenses	1,025	2,321
Depreciation and amortization expense (including amounts in discontinued operations)	28,561	27,357
Listing expenses	4,405	—
Interest expense and net change in fair value of derivative financial instruments (including amounts in discontinued operations)	11,077	11,033
Other income	(8)	(27)
NOI	$52,892	$48,527
NOI percentage growth	9.0%

NOI	$52,892	$48,527
Straight-line rent adjustments, net	(1,738)	(2,445)
Amortization of acquired below and above market leases, net	550	596
Other non-cash and normalizing items	(117)	(137)
Cash NOI	$51,587	$46,541
Notes receivable interest income	(546)	(1,336)
Non Same-Property Cash NOI	(6,512)	(2,120)
Same-Property Cash NOI	$44,529	$43,085
Same-Property Cash NOI percentage growth	3.4%

About Healthcare Trust of America, Inc.
Healthcare Trust of America, Inc. (NYSE: HTA), a publicly traded real estate investment trust, is a leading, fully-integrated owner of medical office buildings.  HTA listed its shares on the New York Stock Exchange on June 6, 2012. HTA is a full-service real estate company focused on acquiring, owning and operating high-quality medical office buildings that are located on the campuses of nationally recognized healthcare systems in major U.S. metropolitan areas.
Since its formation in 2006, HTA has acquired a geographically diverse portfolio of properties that totals approximately $2.7 billion based on purchase price and is comprised of approximately 12.8 million square feet of gross leasable area located in 27 states. HTA’s overall portfolio occupancy is 90.9% by GLA, and approximately 58% of HTA’s annualized base rent comes from credit rated tenants.
HTA has developed a national property management and leasing platform which it directs through its primary regional offices in Scottsdale, Indianapolis, Atlanta and Charleston. At the end of the first quarter, approximately 87% of HTA’s total portfolio GLA is managed internally on this platform.
Forward-Looking Language
This press release contains certain forward-looking statements with respect to HTA. Forward-looking statements are statements that are not descriptions of historical facts and include statements regarding management’s intentions, beliefs, expectations, plans or predictions of the future, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Because such statements include risks, uncertainties and contingencies, actual results may differ materially and in adverse ways from those expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, without limitation, the following: changes in economic conditions generally and the real estate market specifically; legislative and regulatory changes, including changes to laws governing the taxation of REITs and changes to laws governing the healthcare industry; the assessment of strategic success of our strategic alternatives, including potential liquidity alternatives; the availability of capital; changes in interest rates; competition in the real estate industry; the supply and demand for operating properties in our proposed market areas; changes in accounting principles generally accepted in the United States of America; policies and guidelines applicable to REITs; the availability of properties to acquire; and the availability of financing. Additional information concerning us and our business, including additional factors that could materially and adversely affect our financial results, include, without limitation, the risks described under Part I, Item 1A, Risk Factors, in our Annual Report on Form 10-K and in our other filings with the SEC.

HEALTHCARE TRUST OF AMERICA, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)
(Unaudited)

	March 31, 2013	December 31, 2012
ASSETS
Real estate investments:
Land	$181,881	$183,651
Building and improvements	2,094,322	2,044,113
Lease intangibles	365,758	352,884
Property held for sale, net	21,138	—
	2,663,099	2,580,648
Accumulated depreciation and amortization	(368,460)	(349,118)
Real estate investments, net	2,294,639	2,231,530
Real estate notes receivable	20,000	20,000
Cash and cash equivalents	120,958	15,956
Restricted cash and escrow deposits	17,479	17,623
Receivables and other assets, net	93,134	84,970
Other intangibles, net	43,069	44,011
Non-real estate assets of property held for sale, net	925	—
Total assets	$2,590,204	$2,414,090
LIABILITIES AND EQUITY
Liabilities:
Debt, net	$1,135,693	$1,037,359
Accounts payable and accrued liabilities	66,929	63,443
Derivative financial instruments - interest rate swaps	6,569	9,370
Security deposits, prepaid rent and other liabilities	24,237	24,450
Intangible liabilities, net	11,211	11,309
Total liabilities	1,244,639	1,145,931
Commitments and contingencies
Redeemable noncontrolling interest of limited partners	1,909	3,564
Equity:
Preferred stock, $0.01 par value; 200,000,000 shares authorized; none issued and outstanding	—	—
Class A common stock, $0.01 par value; 800,000,000 and 700,000,000 shares authorized as of March 31, 2013 and December 31, 2012, respectively; 109,724,429 and 100,086,387 shares issued and outstanding as of March 31, 2013 and December 31, 2012, respectively	1,097	1,001
Class B common stock, $0.01 par value; 200,000,000 and 300,000,000 shares authorized as of March 31, 2013 and December 31, 2012, respectively; 114,566,254 shares issued and outstanding as of March 31, 2013 and December 31, 2012	1,146	1,146
Additional paid-in capital	1,991,217	1,885,836
Cumulative dividends in excess of earnings	(664,607)	(633,717)
Total stockholders’ equity	1,328,853	1,254,266
Noncontrolling interest	14,803	10,329
Total equity	1,343,656	1,264,595
Total liabilities and equity	$2,590,204	$2,414,090

HEALTHCARE TRUST OF AMERICA, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2013	2012
Revenues:
Rental income	$75,807	$69,368
Interest income from mortgage notes receivable and other income	620	1,308
Total revenues	76,427	70,676
Expenses:
Rental	23,904	22,628
General and administrative	6,448	6,007
Non-traded REIT	—	2,143
Acquisition-related	1,025	2,321
Depreciation and amortization	28,390	27,128
Listing	4,405	—
Total expenses	64,172	60,227
Income before other income (expense)	12,255	10,449
Other income (expense):
Interest expense:
Interest related to debt	(11,157)	(10,106)
Interest related to derivative financial instruments and net change in fair value of derivative financial instruments	241	(800)
Other income	8	27
Income (loss) from continuing operations	1,347	(430)
Income from discontinued operations	37	123
Net income (loss)	$1,384	$(307)
Net income attributable to noncontrolling interests	(33)	(8)
Net income (loss) attributable to controlling interest	$1,351	$(315)
Earnings (losses) per share attributable to controlling interest - basic:
Continuing operations	$0.01	$0.00
Discontinued operations	0.00	0.00
Net income (loss)	$0.01	$0.00
Earnings (losses) per share attributable to controlling interest - diluted:
Continuing operations	$0.01	$0.00
Discontinued operations	0.00	0.00
Net income (loss)	$0.01	$0.00
Weighted average number of shares outstanding:
Basic	217,103	228,881
Diluted	218,904	228,881